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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-85319) and related Prospectus of Human Genome Sciences, Inc. and to the incorporation by reference therein of our report dated February 8, 1999, with respect to the financial statements of Human Genome Sciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Vienna, Virginia
October 13, 1999